CSMC 06-1

Group 1

Pay rules

1.

Pay the Nas priority amount to the 1A4 until retired

2.

Beginning on the 1st Distribution date pay the lesser of (x) 1,753,127 and (y) 99.99% of the principal available per this step to the 1A3 until retired

3.

Pay according to the Aggregate TAC schedule as follows:

a.

Concurrently:

i.

84.6153846154% to the 1A1 until retired

ii.

15.3846153846% allocated as follows:

1.

50% sequentially to the 1IN1 and 1IN2 until retired

2.

50% to the 1IN3 until retired

4.

Pay the 1A5 until retired

5.

Pay disregarding the Aggregate TAC schedule as follows:

a.

Concurrently:

i.

84.6153846154% to the 1A1 until retired

ii.

15.3846153846% allocated as follows:

1.

50% sequentially to the 1IN1 and 1IN2 until retired

2.

50% to the 1IN3 until retired

6.

Pay the 1A3 until retired

7.

Pay the 1A6 until retired

8.

Pay the 1A4 until retired

Notes

Pricing Speed = 100ppc (8 CPR to 20 CPR over 12 months, 20 CPR thereafter)

Accretion Rules:

1.

Pay the 1A5 accretion according to Rule 3 above and then to the 1A5 until retired

Floater Bonds:

1A1– 0 day delay, 1ML + 0.90%, 6.50% Cap, 0.90% Floor, Initial Libor – 4.43%

Inverse Bonds:

1IN1 – 0 day delay, 30.8% - 5.5* 1ML, 30.8% Cap, 0% Floor, Initial Libor – 4.43%

1IN2 – 0 day delay, 30.8% - 5.5* 1ML, 30.8% Cap, 0% Floor, Initial Libor – 4.43%

1IN3 – 0 day delay, 30.8% - 5.5* 1ML, 30.8% Cap, 0% Floor, Initial Libor – 4.43%

Nas Bonds = 1A4 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 1A4/Total Non-PO Balance